EXHIBIT 10.6


                                ROYALTY AGREEMENT
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     This  Agreement is made and  effective  this 22 day of February,  2002 (the
"Effective Date") by and among Thinka Weight Loss Corporation, a Nevada ("THINKA") and Windmill Health Products, a division of Vitaquest International, Inc., a Delaware Corporation, hereinafter referred to as "Windmill").

     WHEREAS, THINKA is the owner of a dietary supplement product known as "Carb
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Fighter" (hereinafter the "Product", a copy of the product formulation for which is appended hereto as Exhibit A), and owns advertising and promotional materials for the marketing of the Product, including direct response television and radio advertising for the Product;

     WHEREAS,  THINKA owns all  intellectual  property  rights  worldwide in the
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Product and its  packaging and in the  advertising  and  promotional  materials, including but not limited to, copyrights therefor, the trademark "Carb Fighter", trade dress, product formula and patent rights (hereinafter "Intellectual Property Rights");

     WHEREAS,  THINKA is willing to appoint Windmill with the exclusive right to
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market,  distribute and sell the Product under the Intellectual  Property Rights throughout the United States and Canada (hereinafter "Territory") to the retail marketplace, including but not limited to independent drug stores, drug chains, mass markets, discount stores, convenience stores, variety stores, wholesalers, and supermarkets;

     NOW,  THEREFORE,  in  consideration of the mutual promises and undertakings
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set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. THINKA shall appoint Windmill as the exclusive licensee under the Intellectual Property Rights to market (including the rights to advertise and promote), distribute and sell the Product in the Territory to the retail marketplace, including but not limited to independent drug stores, drug chains, mass markets, discount stores, convenience stores, variety stores, wholesalers, and supermarkets.

2. Immediately following the execution of this Agreement, THINKA will provide to Windmill artwork for advertising, packaging and promotional materials, and consulting services regarding infomercial and other advertising and promotional expertise for the successful retail distribution of the Product.

3. Windmill shall pay to THINKA one dollar ($1.00) per unit of Net Sales of Carb Fighter sold in the retail marketplace by Windmill. Net sales shall be defined hereunder as total paid sales by Windmill from its retail customers less returns, slotting fees, credits and allowances. All payments due THINKA shall be net 30 days of Windmill's receipt of payments from its customers.

4. This Agreement shall become effective upon execution and shall remain in effect, for a term of three years. Thereafter, this agreement shall be renewed upon the mutual agreement of the parties.

5. This Agreement embodies the complete agreement and understanding among the parties relating to Carb Fighter and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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6.   This  Agreement  is  intended  to bind and inure to the  benefit  of and be enforceable by each of the parties hereto and their respective successors and assigns.

7. This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New Jersey and Nevada.

8. This Agreement may be executed in counterparts. A facsimile signature shall be deemed as effective as an original signature.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of
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the date first above mentioned.

Windmill Health Products, a division of
VITAQUEST, INTERNATIONAL, INC.



By: /s/ Scott Youngs
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Name:  Scott Youngs
Position:  Executive Vice President

Date: February 22, 2002
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THINKA WEIGHT LOSS CORPORATION


By: /s/ Kathy Whyte
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Name:  Kathy Whyte
Position:  Secretary

Date: February 22, 2002
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